                                                              EXHIBIT (a)(3)(ii)


                FORM OF LETTER TO CLIENTS OF BROKERS, DEALERS,
             COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES
                            REGARDING THE OFFER BY

                  ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

         TO PURCHASE FOR CASH 1,297,906 OF ITS ISSUED AND OUTSTANDING
                      SHARES AT NET ASSET VALUE PER SHARE

To Our Clients:
  Pursuant to your request, enclosed for your consideration are the Offer to Purchase dated December 10, 1997 of Alliance World Dollar Government Fund, Inc. (the "Fund") and the related Letter of Transmittal pursuant to which the Fund is offering to purchase 1,297,906 shares of its issued and outstanding common stock, par value $0.01 per share (the "Shares"), for cash at a price equal to their net asset value ("NAV") determined as of the close of the regular trading session of the New York Stock Exchange ("NYSE") on January 8, 1998, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 10, 1997 and the related Letter of Transmittal (which together constitute the "Offer"). THE OFFER EXPIRES AT 12:00 MIDNIGHT EASTERN TIME ON JANUARY 8, 1997, UNLESS EXTENDED (THE "EXPIRATION DATE"). If the Offer is extended beyond January 8, 1998, the purchase price for Shares will be their NAV determined as of the close of the regular trading session of the NYSE on the new Expiration Date, as extended.

  The Offer is being made to fulfill an undertaking made in connection with the initial public offering of the Shares. Information regarding this undertaking, as well as information regarding possible future tender offers by the Fund, is set forth in the Offer to Purchase.

  The Offer to Purchase and the Letter of Transmittal are being forwarded to you as the beneficial owner of Shares held by us for your account but not registered in your name. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account. A tender of such Shares can be made only by us as the holder of record and only pursuant to your instructions.

  Your attention is called to the following:

    1. Unless extended, the Offer expires at 12:00 Midnight Eastern Time on January 8, 1998 and withdrawal rights expire at 5:00 P.M. Eastern Time on January 12, 1998.
    2. The Offer is subject to certain conditions set forth in the Offer to Purchase. Under certain circumstances, the Fund will not be required to accept for payment, purchase or pay for any Shares tendered, and the Fund may also amend, extend or terminate the Offer.
    3. A Stockholder wishing to accept the Offer must tender, or cause the tender of, all Shares owned by the Stockholder and all Shares attributed to the Stockholder for Federal income tax purposes under Section 318 of the Internal Revenue Code of 1986, as amended, as of the date of purchase of Shares pursuant to the Offer. Stockholders should consult their tax advisors as to the application of the constructive ownership rules of
  Section 318.
    4. If more than 1,297,906 Shares are duly tendered (and not timely withdrawn), the Fund will purchase Shares from tendering Stockholders, in accordance with the terms and subject to the conditions specified in the Offer to Purchase, on a pro rata basis (disregarding fractions) in accordance with the number of Shares duly tendered by each Stockholder during the period the Offer is open (and not timely withdrawn), unless the Fund determines not to purchase any Shares.
    5. Each tendering Stockholder is required to submit a check in the amount of $25.00 payable to BankBoston, N.A. as a processing fee to help defray the cost associated with effecting the Offer. A broker, dealer, commercial bank, trust company or other nominee may also charge a fee for processing transactions on behalf of a Stockholder. Tendering Stockholders are not obligated to pay brokerage commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Fund pursuant to the Offer.

  IF YOU WISH TO HAVE US TENDER YOUR SHARES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE REVERSE SIDE HEREOF. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER EXPIRES AT 12:00 MIDNIGHT EASTERN TIME ON JANUARY 8, 1998, UNLESS EXTENDED.

  The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the Offer or its acceptance would violate the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Fund by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

                                       Very truly yours,

                                       Alliance World Dollar Government Fund,
                                        Inc.

                      INSTRUCTIONS REGARDING THE OFFER BY

                  ALLIANCE WORLD DOLLAR GOVERNMENT FUND, INC.

         TO PURCHASE FOR CASH 1,297,906 OF ITS ISSUED AND OUTSTANDING
                      SHARES AT NET ASSET VALUE PER SHARE

  THIS FORM IS NOT TO BE USED TO TENDER SHARES DIRECTLY TO THE DEPOSITARY. IT SHOULD BE SENT TO YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE ONLY IF THAT FIRM IS THE HOLDER OF RECORD OF YOUR SHARES AND WILL BE EFFECTING THE TENDER ON YOUR BEHALF.

  DO NOT COMPLETE THIS FORM IF YOU HAVE DECIDED NOT TO TENDER YOUR SHARES.

  The undersigned acknowledge(s) receipt of your letter and the accompanying Offer to Purchase dated December 10, 1997 and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Alliance World Dollar Government Fund, Inc. (the "Fund") to purchase 1,297,906 shares of its issued and outstanding common stock, par value $0.01 per share (the "Shares"), at the net asset value per Share as of the close of the regular trading session of the New York Stock Exchange on the Expiration Date (as defined in the Offer to Purchase), on the terms and subject to the conditions of the Offer.

  The undersigned hereby instructs you to tender to the Fund all Shares that are held by you for the account of the undersigned, including all uncertificated Shares that may be held for the account of the undersigned by the Fund's transfer agent pursuant to the Fund's Dividend Reinvestment Plan, upon the terms and subject to the conditions of the Offer.

  The undersigned hereby represents and warrants that: (i) all Shares owned by the undersigned as of the date of purchase of Shares pursuant to the Offer and all Shares attributed to the undersigned for Federal income tax purposes as of such date under Section 318 of the Internal Revenue Code of 1986, as amended, have been or will be tendered pursuant to the Offer; (ii) the undersigned has a net long position in such Shares within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; and (iii) the tender of such Shares complies with Rule 14e-4.

                    (PLEASE PRINT EXCEPT FOR SIGNATURE(S))

Account Number: _____________________

Name(s) and Tax Identification or Social Security Number(s) of Beneficial Owner(s): _____________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Address: ______________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Telephone Number(s) including Area Code(s): ___________________________________
_____________________________________     _____________________________________
   (SIGNATURE OF BENEFICIAL OWNER)         (SIGNATURE OF ADDITIONAL BENEFICIAL
                                                      OWNER, IF ANY)

Dated:       , 199